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                                                                    EXHIBIT 17.1

Board of Directors
Security Asset Capital Corporation
701 "B" Street, Suite 1775
San Diego, California 92101

Dear Board of Directors:

      I, Danilo Cacciamatta, hereby resign as Presient, Chief Financial Officer, Secretary and Director of Universal View Corporation, a Nevada corporation.

                                          Very truly yours,

                                          /s/ DANILO CACCIAMATTA
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